Exhibit 10.3

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is the type that the registrant treats as private or confidential.

PATENT CROSS LICENSE AGREEMENT

This Patent Cross License Agreement (this “Agreement”) is made and entered into as of July 31, 2026 (“Effective Date”) by and between Netlist, Inc., a Delaware corporation having its principal place of business at 111 Academy Way, Suite 100, Irvine, CA 92617 (“Netlist”), and Samsung Electronics Co., Ltd., acting through Device Solutions, a company existing under the laws of the Republic of Korea, with its place of business at 1-1, Samsungjeonja-ro, Hwaseong-si, Gyeonggi-do, 18448 Korea (“Samsung”).

WHEREAS, the Parties desire to grant to each other a license under their respective Licensed Patents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, licenses, and other rights and obligations set forth herein, the Parties hereby agree as follows:

1.Definitions. Capitalized terms, when used in this Agreement, have the meaning ascribed to them in this Section 1 or elsewhere in this Agreement.

1.1“Affiliate” means, with respect to a Person, any other Person that now or at any time thereafter during the Capture Period directly or indirectly Controls, is Controlled by, or is under common Control with that Person, where “Control” means ownership of more than fifty percent (50%) of the capital or voting stock, or equivalent ownership interests, of such Person. A Person is an “Affiliate” only as long as such Control exists.

1.2“Capture Period” means the period from the Effective Date until the fifth (P) anniversary of the Effective Date.

1.3“Captured Patents” means (a) with respect to Netlist, all Patents owned or otherwise licensable or enforceable by Netlist or its Affiliates on the Effective Date or at any time thereafter during the Capture Period, and (b) with respect to Samsung, [***].

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1.6“License Fees” means the Upfront Payment and Quarterly Payments.

1.7“License Term” means the period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date.

1.8“Licensed Patents” means the Parties’ respective Captured Patents, [***].

1.9“Licensed Products” [***]

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1.13“Party” means each of Netlist and Samsung, individually, and “Parties” means Netlist and Samsung, collectively.

1.14“Patents” means, throughout the world, all classes and types of utility patents, inventor’s certificates, utility models, and similar rights, and all applications, provisional applications, and registrations for any of the foregoing.

1.15“Person” means any person or entity, whether an individual, corporation, partnership, limited partnership, limited liability company, trust, foundation, unincorporated organization, business association, firm, joint venture, or other legal entity.

1.16“Product” means any product, apparatus, equipment, machine, manufacture, software, hardware, composition of matter, or material, including any component, integrated circuits, sub-assemblies, devices, part, system, or combination of the foregoing.

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1.18“Sell” means sell, offer for sale, distribute, provide, or otherwise dispose of, directly or indirectly. “Sale,” “Sold,” and other forms have the corresponding meaning.

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1.25“Third Party” means any Person that is neither a Party nor an Affiliate of a Party.

2.License Grant

2.1Grant of License. Subject to the terms and conditions of this Agreement, each Party (in such capacity, a “Licensor”), on behalf of itself and its Affiliates, hereby grants to the other Party (in such capacity, a “Licensee”) and its Affiliates a worldwide, non-exclusive, non-transferable (except as permitted under Section 8.1), non-sublicensable, royalty-bearing (in the case of Samsung as Licensee) or royalty-free (in the case of Netlist as Licensee), license under the

Licensor’s Captured Patents to make, have made, use, Sell, and import Licensed Products during the License Term.

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2.5Irrevocability. Subject to, in the case of Samsung as Licensee, Samsung’s fulfillment of its payment obligations under Section 3 and the Party’s termination rights under Section 7.2, the licenses and any other rights and benefits granted to a Party and its Affiliates under this Agreement will not be revoked, rescinded, cancelled, terminated, or otherwise invalidated, in whole or in part, for any reason whatsoever, other than as a result of the expiration of the License Term [***].

2.6No Patent Laundering. Each Party acknowledges and agrees that the licenses granted under this Agreement are intended solely to cover the bona fide Products and activities of Licensee and its Affiliates and are not intended to extend, directly or indirectly, to any Products, services, or activities of a ‘Third Party in a manner that would constitute patent laundering or otherwise circumvent the intended scope and limitations of the licenses granted herein.

2.7Limitations on Rights. If a Licensor and its Affiliates lack the right to grant a license to the full extent set forth in this Agreement under any particular Licensed Patent, then the license granted herein with respect to such Licensed Patent is of the fullest extent that the Licensor or its Affiliates has the right to grant within the scope set forth in this Agreement.

2.8No Other Rights. Except as expressly set forth in this Agreement, no license, immunity, interest, authorization, or other right is granted or otherwise conveyed under this Agreement, whether directly, by implication, by reason of estoppel, or otherwise.

3.License Fees.

3.1Upfront  Payment. Samsung will pay to Netlist [***] (the “Upfront Payment”).

3.2Quarterly Payments. For each calendar quarter from the Effective Date, including the partial calendar quarter ending September 2026, through (and including) the second calendar quarter of 2031 (for a total of 20 calendar quarters), Samsung will pay Netlist a recurring license fee [***] (each, a “Quarterly Payment”); [***].

3.3Payment Terms. All payments due hereunder will be made in U.S. Dollars by wire transfer to the following account:

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Netlist shall issue an invoice to Samsung for each of the License Fees, and for the first invoice with respect to the Upfront Payment, Netlist shall provide (a) Certificate of incorporation, and (b)

a completed Application for Entitlement to Reduced Tax Rate on Domestic Source Income (for Foreign Corporation) (Form No. 72-2), and (c) additional documents, information, and/or other form of reasonable cooperation that may be necessary to complete the payment. Notwithstanding anything to the contrary herein, if the invoice is delayed, or the invoice is not accompanied by the foregoing documents, the due date of corresponding License Fees may be correspondingly delayed. [***]

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4.No Challenge. Each Party agrees that, while the other Party’s Licensed Patents are licensed to such Party pursuant to this Agreement, it will not challenge, or assist in or support any Third Party’s challenge of, the validity, enforceability, or patentability of any of the other Party’s Licensed Patents in any forum or in any type of proceeding, provided that the foregoing will not restrict such Party (a) from complying with any subpoena, court order, or legal process, or (b) from challenging the validity, enforceability, or patentability of any of the other Party’s Licensed Patents in response to an assertion in a legal proceeding of such Licensed Patent against such Party or its Affiliates or their respective Products.

5.Representations, Warranties, and Disclaimers

5.1General Representations. Each Party represents and warrants that (a) it has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement on its own behalf and on behalf of its Affiliates, (b) the execution, delivery, and performance by such Party of this Agreement have been approved by all requisite action on the part of such Party, and no other proceedings, approvals, consents, authorizations, or other acts on the part of such Party are necessary to authorize this Agreement, (c) such Party’s execution, delivery, and performance of this Agreement do not and will not conflict with, violate, or result in any breach of any relevant law or provision of any license, agreement, contract, understanding, arrangement, commitment, or undertaking of any nature (whether written or oral) to which such Party is a party or by which such Party is otherwise bound.

5.2Additional Representation. Each Party further represents and warrants that it has the full right, power, and authority to grant the licenses and other rights granted by it under this Agreement, and such licenses and other rights are valid, effective, and enforceable in accordance with their terms.

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5.4Disclaimer. Except as expressly set forth in this Agreement (a) neither Party makes any representations or warranties with respect or relating to its Patents or otherwise with respect or relating to this Agreement; and (b) each Party hereby disclaims all other representations and warranties, whether express, implied, or statutory, including, without limitation, any warranty of title, non-infringement, merchantability, and fitness for a particular purpose, and any and all warranties that may arise from course of dealing, course of performance, or usage of trade. Nothing contained in this Agreement will be construed as a warranty or representation by either Party as to the validity, enforceability, quality, scope, or sufficiency of any Patents. Neither Party will have any obligation hereunder, and each Party retains sole and absolute discretion, to prosecute, maintain, defend, enforce, or otherwise assert any of its Patents, subject only to the licenses granted herein.

6.Limitation of Liability. Neither Party will be liable for any indirect, incidental, consequential, special, or punitive damages, or any lost profits, loss of business, or loss of opportunity, arising out of or relating to this Agreement, irrespective of whether such Party has been advised of the possibility of any such damages.

7.Term and Termination.

7.1Term. This Agreement is effective on the Effective Date and continues in effect until the expiration of the License Term [***], subject to earlier termination under Section 7.2. This Agreement will not automatically renew.

7.2Termination. Netlist may terminate Samsung’s licenses granted pursuant to this Agreement upon a failure by Samsung to make any payments due hereunder, which failure remains uncured thirty (30) days after the notice of such failure; provided that, subject to the foregoing, the licenses and other rights granted under this Agreement will not otherwise be revoked, rescinded, cancelled, terminated, or otherwise invalidated, in whole or in part, for any reason whatsoever, other than as a result of expiration of the License Term [***].

7.3Survival. All rights and obligations hereunder which by their nature are intended to survive the expiration or termination of this Agreement, including Sections 5.3, 5.4, 6, and 8, and, as specified in Section 7.1, will survive such expiration or termination.

8.Miscellaneous.

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8.2Relationship of the Parties. In the exercise of their respective rights and the performance of their respective obligations hereunder, the Parties are and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners, or principal and agent, for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party to any contract or other obligation, and neither Party will represent to any Third Party that it is authorized to act on behalf of the other Party.

8.3Governing Law. This Agreement will be governed by and construed in accordance with the laws of [***].

8.4Venue. [***]

8.5No Waiver. The waiver by either Party of a breach or default of any provision of this Agreement by the other Party will not be construed as a waiver of any succeeding breach of the same or any other provision, nor will any delay or omission on the part of either Party to exercise or avail itself of any right, remedy, power, or privilege that it has or may have hereunder operate as a waiver of any right, remedy, power, or privilege by such Party and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action. No single or partial exercise of any right, power, or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Except as expressly set forth in this Agreement, the rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law or in any other agreement between the Parties.

8.6Notices and Other Communications. All notices, consents, approvals, requests, and other communications required or permitted under this Agreement (each a “Notice”) shall refer to this Agreement, must be in writing and delivered personally or by recognized overnight courier and will be deemed given, if addressed as provided herein: (a) when delivered personally, upon delivery; or (b) when sent by recognized overnight courier, upon written confirmation of delivery or receipt. All such Notices shall be addressed to such Party at the address given below or to such other address as a Party may designate by Notice delivered in accordance with this Section 8.6.

If to Netlist:

Netlist, Inc.
111 Academy Way, Suite 100
Irvine, CA 92617
Attention: Richard Kim, Vice President of IP Strategy
Email: [***]

If to Samsung:

Samsung Electronics Co., Ltd.
1-1, Samsungjeonja-ro, Hwaseong-si
Gyeonggi-do, 18448 Korea
Attention: Inseong Na, Head of Licensing Group
Email: [***]

8.7Confidentiality of Terms. Either Party may disclose the existence of this Agreement, but neither Party shall (and each Party shall ensure that none of its Affiliates and its and their agents, employees, or representatives shall) disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party, except that each Party may disclose the terms of this Agreement (a) to any of its Affiliates on terms consistent with this Section 8.7; (b) to any governmental authority having jurisdiction and requiring such disclosure; (c) in response to a valid subpoena or as may otherwise be required by law, (d) for the purposes of disclosure in connection with the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports, or disclosures that may be required under applicable laws or regulations or the rules of any stock exchange on which the securities of such Party may be listed, (e) in confidence to Auditor and such Party’s accountants, legal counsel, tax advisors, and other financial and legal advisors; (f) as required during the course of litigation or for purposes of recording or evidencing the licenses and other rights conveyed hereunder; (g) on terms consistent with this Section 8.7, to another Person or its legal or financial advisors in connection with an actual or proposed merger, acquisition, spin-off, financing, patent sale, patent license, or similar transaction involving such Person and the Party or any of its Affiliates; (h) to its and its Affiliates’ direct and indirect suppliers, distributors, resellers, customers, and users of any Licensed Products, to the extent necessary to demonstrate the licenses and other rights conveyed hereunder; or (i) with the prior written consent of the other Party; provided, however, that the Party making or seeking any disclosure will take commercially reasonable actions to minimize the nature and extent of such disclosure.

8.8Publicity. Neither Party shall (and shall ensure that none of its Affiliates and its and their agents, employees, and representatives shall) originate any publicity, news release, or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other Party except as otherwise required by law or permitted pursuant to Section 8.7. Notwithstanding the foregoing, nothing in this Section 8.8 shall prevent or prohibit, or be construed to require approval by any Party for, (a) any publicity, news release, or other public announcement of information that is or becomes available to the general public other than in violation of the confidentiality provisions of this Agreement, or (b) any disclosure permitted pursuant to Section 8.7 or the confidentiality provisions of this Agreement, provided that any press release or other public announcement relating to this Agreement, other than disclosures under Sections 8.7(d) and 8.8(a), shall be issued only in the form and contents mutually agreed in writing by both Parties prior to such press release or public announcement.

8.9Bankruptcy. The Parties acknowledge and agree that the licenses and other rights granted under this Agreement are conveyed and effective when granted and that each Party and its Affiliates are entitled to the maximum protection of those licenses and other rights under applicable law, including the right to preserve and enforce the benefits set forth in this Agreement.

Without limiting the generality of the foregoing, the licenses granted hereunder are licenses to rights in “intellectual property” within the meaning of Section 365(n) of the U.S. Bankruptcy Code, and each Party and its Affiliates may fully exercise all rights and elections available under Section 365(n) of the U.S. Bankruptcy Code, the bankruptcy laws of any other country, or this Agreement.

8.10Single Portfolio License. The Parties acknowledge and agree that the License Fees and the other terms of this Agreement have been negotiated and agreed upon for the convenience of the Parties as a single portfolio-wide license under the Licensed Patents taken as a whole, and not on a per-Patent basis. Accordingly, neither the License Fees nor any other term of this Agreement shall be subject to any reduction, adjustment, offset, recalculation, refund, or credit, and no payment obligation shall be excused or diminished, as a result of any one or more of the Licensed Patents (or any claim thereof) expiring, being abandoned, or being held or determined to be invalid, unenforceable, or not infringed, or otherwise ceasing to be in force or enforceable, at any time during the License Term.

8.11Entire Agreement; Amendment. This Agreement, together with any other written agreements duly executed by the Parties concurrently herewith, constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes any communications, representations, understandings, and agreements, either oral or written, between the Parties prior to the Effective Date with respect to such subject matter. For the avoidance of doubt, no right or obligation in this Agreement is conditioned upon the performance of any purported obligation in any oral or written agreement other than this Agreement. [***]. Any waiver or amendment of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing and signed by an authorized legal representative of each Party to be effective.

8.12Non-Reliance. Each Party agrees that, in entering into this Agreement, (a) it has solely relied on the results of its own investigation of the facts and circumstances, its own business judgment, and the express terms and conditions in this Agreement, and (b) it has not relied upon and is not entitled to rely on any oral or written understanding, condition, representation, warranty, or communication of the other Party in entering into this Agreement except for those expressly set forth herein. Each Party acknowledges that it is sophisticated and has been represented by counsel during the negotiation and execution of this Agreement.

8.13Construction. This Agreement shall be deemed to have been drafted by both Parties, and neither Party shall be entitled to claim that any provision should be construed against the other Party by reason of the fact that it was drafted by the other Party. The words “hereof,” “herein,” “hereunder,” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.” Unless otherwise noted, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. The titles, captions, and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. Unless otherwise expressly provided herein, (a) references to a Person include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements, and other modifications and additions thereof and thereto, and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such statute or regulation.

8.14Severability. If any provision in this Agreement is found or held to be invalid or unenforceable, then the meaning of such provision will be construed, to the extent feasible, so as to render the provision enforceable and still achieve the Parties’ intent in entering into this Agreement, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, which will remain in full force and effect. In such event, the Parties will use all reasonable efforts to negotiate in good faith a substitute valid and enforceable provision or agreement that most nearly effects the Parties’ intent in entering into this Agreement.

8.15Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies or “pdf’ files bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

NETLIST, INC.

By:	/s/ Chun K. Hong
Name: Chun K. Hong
Title: Chief Executive Officer

Date: August 4, 2026

SAMSUNG ELECTRONICS CO., LTD.

By:	/s/ Yong Kwan Kim
Name: Yong Kwan Kim
Title: Corporate President, Device Solutions

Date: August 4, 2026

SCHEDULE A

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SCHEDULE B

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